QUANTUM ENERGY

**April 23, 2019**

Due to the cancelation of the BLOI (IEC, Quantum), dated April 23, 2019, there is no reason to remain on the Quantum board as directors.

William J. Hinz, 6620 E. Stallion Road, Paradise Valley, AZ 85253

I, Bill Hinz resign as a director of Quantum Energy Inc. effective April 23, 2019

William Hinz
Director Quantum Energy Inc.

Richard Ethington, 11757 Costa Blanca Ave, Las Vegas, Nevada 89138

I, Richard Ethington resign as a director of Quantum Energy Inc. effective April 23, 2019

Richard Ethington
Director Quantum Energy Inc.

Pamela L. Bing, 5335 E. Shea Blvd, Unit 1078, Scottsdale, AZ 85254

I, Pamela L. Bing resign as a director of Quantum Energy Inc. effective April 23, 2019

By: ______________________
Pamela L. Bing
Director Quantum Energy Inc.